EXHIBIT 99.1
TRANSITION AGREEMENT
BY AND BETWEEN
FIRSTMERIT CORPORATION
AND
JOHN R. COCHRAN
Effective as of the Effective Date (as defined in Section 10.03[4]), FirstMerit Corporation (“Corporation”), an Ohio corporation, and John R. Cochran (“Mr. Cochran”), collectively, the “Parties,” enter into this Transition Agreement (“Agreement”) to describe the terms and conditions of Mr. Cochran’s continuing employment with the Corporation and subsequent retirement at the end of the Term (as defined below) of this Agreement.
ARTICLE 1 TERM OF AGREEMENT
Unless it terminates at an earlier date as provided in Article 5, this Agreement will remain in effect from the Effective Date until January 1, 2007 (“Term”), at which time Mr. Cochran agrees that he will voluntarily terminate employment with the Corporation because of retirement.
ARTICLE 2 POSITIONS; DUTIES
2.01 Position, Transition Duties and Retirement. Mr. Cochran agrees:
[1] To continue to serve as [a] President and Chief Executive Officer of the Corporation and to perform the services customarily performed by persons in a similar executive capacity until the Corporation’s new President and Chief Executive Officer begins active employment with the Corporation (“Transition Date”) and [b] Chairman of the Corporation’s Board of Directors (“Board”) until January 1, 2007.
[2] Effective as of the Transition Date, [a] to resign as President and Chief Executive Officer of the Corporation, but [b][i] to continue in active employment with the Corporation until January 1, 2007 and [ii] to perform services necessary to ensure the successful transition and orientation of the Corporation’s new President and Chief Executive Officer.
[3] Effective as of January 1, 2007, to resign as an employee of the Corporation, as Chairman of the Board and as a member of the Board and of the board of directors of any other entity that is related through common ownership to the Corporation (all entities related through common ownership to the Corporation are called “Group Members” and the Corporation and all Group Members collectively are called the “Group”).
[4] During the Term, in addition to the obligations described in Article 6, not to engage in any other business activity, whether or not for gain, profit or other pecuniary advantage, that does not involve promoting the Corporation’s, the Group’s or any Group Member’s business. However, Mr. Cochran may serve as a director of companies that are not Group Members if that service:
[a] Does not violate any term or condition of this Agreement;

[b] Does not injure the Group or any Group Member;
[c] Is not prohibited by law or by rules adopted by any Group Member; and
[d] Is approved in advance by the Board.
2.02 Other Activities. The restrictions described in Section 2.01[4] will not be construed to prevent Mr. Cochran from:
[1] Continuing to serve as a director of any company for which he serves as a director on the Effective Date, except as provided under Section 2.01[3];
[2] Investing his personal assets in [a] businesses that do not compete or do business with any Group Member and do not require Mr. Cochran to perform any services connected with the operation or affairs of the businesses in which the investment is made or [b] stocks or corporate securities described in Section 6.03 but subject to the limits described in that section; or
[3] Participating in, or serving as a trustee or director of, civic and charitable organizations or activities, but only if the activity does not materially interfere with the performance of his duties under this Agreement and does not conflict with the restrictions set forth in Section 2.01[4].
2.03 Reporting. Mr. Cochran will report directly and solely to the Board.
ARTICLE 3 COMPENSATION
During the Term and subject to this section and to Article 5:
3.01 Base Salary. The Corporation will pay to Mr. Cochran a “Base Salary” at an annualized rate of $740,000, prorated to reflect partial calendar months and years of employment and paid in installments that correspond with the Corporation’s normal payroll practices. During the Term, the Base Salary will not be reduced without Mr. Cochran’s consent.
3.02 Benefits. Mr. Cochran will be entitled to participate in the hospitalization, life insurance and other employee benefit plans and programs, if any, that the Corporation maintains during the Term in accordance with the provisions of those plans and programs and on the same basis as other full-time salaried employees of the Corporation who participate in those employee benefit plans. Mr. Cochran also may exercise his vested stock options during the Term and to continue to vest in his stock options during the Term, subject to the terms of the plans and award agreements through which those stock options were issued.
3.03 Life Insurance. The Corporation will pay to Mr. Cochran an amount equal to 140 percent of the premiums payable by Mr. Cochran on the permanent whole life insurance policy, which is owned by Mr. Cochran and provides Mr. Cochran with $1,000,000 in life insurance (“Executive Life Insurance Policy”). Mr. Cochran will be responsible for the payment of all taxes associated with the payment of the premiums.

3.04 Financial Planning. The Corporation will reimburse Mr. Cochran for income tax preparation and financial planning fees in accordance with the policies of the Corporation applicable to all of its executives.
3.05 Club Memberships. The Corporation will pay, or reimburse Mr. Cochran for, all membership dues and special assessments, and any sales tax assessed or payable with respect to those dues or assessments, incurred in connection with Mr. Cochran’s membership at Portage Country Club (where he currently is a member).
3.06 No Duplicate Payments. Nothing in this Article 3 is intended to result in the duplication of any payments or benefits provided to Mr. Cochran prior to the execution of this Agreement or under the terms of the Amended and Restated Employment Agreement, dated as of January 1, 2001 and amended through December 1, 2003, by and between Mr. Cochran and the Corporation (“Prior Employment Agreement”) or under any other employee benefit plan or program maintained or sponsored by the Corporation on or before the Effective Date. Also, Mr. Cochran agrees that none of the events contemplated in this Agreement constitute a basis for a “good reason” termination under the Prior Employment Agreement.
ARTICLE 4 BUSINESS-RELATED EXPENSES
The Corporation will pay (or reimburse) Mr. Cochran for all reasonable, ordinary and necessary expenses that he incurs prior to and during the Term to perform his duties under this Agreement. Reimbursement will be made within 30 days after the date Mr. Cochran submits appropriate evidence of the expenditure (and all other information required under the Corporation’s business expense reimbursement policy) to the Corporation and otherwise complies with reimbursement procedures the Corporation applies to its senior executives.
ARTICLE 5 TERMINATION OF EMPLOYMENT
5.01 Expiration of Term. Mr. Cochran agrees that he will comply with the terms of this Agreement and will voluntarily terminate his employment because of retirement at the expiration of the Term. In exchange, but subject to Mr. Cochran’s execution and non-revocation of a general release, substantially in the form attached hereto as Exhibit B (“General Release”), and any restrictions imposed under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and to the terms of this section, Mr. Cochran will receive the payments and benefits described in this section.
[1] Mr. Cochran (or, if applicable, his beneficiary) will be entitled to receive:
[a] Accrued Base Salary. Any unpaid installments of his Base Salary, calculated through the Termination Date (as defined in Section 5.08[4]), will be paid on the next payroll date after the Termination Date.
[b] Base Salary. Continuation of his Base Salary for the period beginning on the Termination Date and ending on February 28, 2008 in substantially equal installments that correspond to the Corporation’s normal payroll practices; provided that [i] any installments due to Mr. Cochran during the first six months following the Termination Date will be paid to Mr. Cochran in a lump sum on the first day of the seventh month following the Termination Date and [ii] the remaining installments will be paid, beginning on the first day of the seventh month after the Termination Date.
[c] Incentive Bonus. A lump sum cash payment equal to $791,543 in lieu of an incentive bonus opportunity and the continuation of certain perquisites, which will be paid to Mr. Cochran on the first day of the seventh month after the Termination Date.
[d] Financial Planning, Accounting and Legal Fees. A lump sum cash payment equal to $35,000 reduced (but not below $00.00) by the amounts incurred and reimbursed under Section 3.04 from the Effective Date of this Agreement through the Termination Date. This amount will be paid to Mr. Cochran on the first day of the seventh month after the Termination Date.
[2] Life Insurance. The Corporation will continue to pay to Mr. Cochran 140 percent of the annual premium due on the Executive Life Insurance Policy until the Executive Life Insurance Policy becomes a fully-paid and non-assessable policy or, if earlier, the date of Mr. Cochran’s death; provided that reimbursement for any premium due during the first six months following the Termination Date will be paid to him in a lump sum on the first day of the seventh month after the Termination Date.
[3] Restricted Stock and Stock Options.
[a] Restricted Stock. All restrictions on Mr. Cochran’s restricted stock will lapse as described in Exhibit A attached hereto.
[b] Stock Options that are not Performance-Based Stock Options. All of Mr. Cochran’s outstanding stock options that are not performance-based stock options will become vested in accordance with the terms and conditions of the applicable plans and award agreements and will be exercisable as described in Exhibit A.
[c] Performance-Based Stock Options. All of Mr. Cochran’s outstanding performance-based stock options will become fully vested and will be exercisable as described in Exhibit A.
[4] AD&D Insurance. The Corporation will provide for accidental death and dismemberment insurance for Mr. Cochran through its current accidental death and dismemberment policy until the earlier of his death or February 28, 2008; provided that any amounts subject to Code §409A generated by this subsection will be paid no earlier than the first day of the seventh month after the Termination Date.
[5] Medical Coverage. If Mr. Cochran elects to continue group health coverage after the Termination Date in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), [a] Mr. Cochran will pay all COBRA premiums due during the first six months beginning on the Termination Date and [b] on the first day of the seventh month after the Termination Date, the Corporation will reimburse Mr. Cochran for the amount paid under Section 5.01[5][a]. Subsequently, the Corporation will pay 100% of Mr. Cochran’s COBRA premiums until the earlier of his death or February 6, 2008. However, any amounts subject to Code §409A generated by this subsection will be paid no earlier than the first day of the seventh month after the Termination Date. After Mr. Cochran reaches age 65 and until his death, the Corporation will pay 100% of the premiums to provide Mr. Cochran with coverage under the Hartford Group Retirement Insurance Plan (“Retiree Medical Program”), consistent with the coverage available under the Retiree Medical Program as of the Effective Date of this Agreement.
[6] Medical Coverage for Spouse.
[a] Until the earliest of [i] the date Mrs. John R. (Bette) Cochran (“Spouse”) is no longer married to Mr. Cochran (other than due to his death), [ii] the Spouse’s death or [iii] her 65th birthday, the Corporation will provide health and major medical coverage for the Spouse. The Corporation will provide this coverage by purchasing and paying the premiums for an individual medical insurance policy, which provides coverage consistent with that provided through the group health coverage provided to Mr. Cochran.
[b] After the Spouse reaches age 65 (but only if she is then living and is married to Mr. Cochran or if Mr. Cochran has died while they were married) and until the earlier of [i] the Spouse’s death or [ii] the date the Spouse is no longer married to Mr. Cochran (other than due to his death), the Corporation will pay 100% of the premiums to provide the Spouse with coverage under the Retiree Medical Program, consistent with the coverage available under the Retiree Medical Program as of the Effective Date of this Agreement.
[7] Retirement Plan Benefits. Mr. Cochran (or, if applicable, his beneficiary) will be entitled to all benefits he has accrued through the Termination Date under:
[a] The FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan.
[b] The Pension Plan for Employees of FirstMerit Corporation and Subsidiaries.
[c] The FirstMerit Corporation Unfunded Supplemental Benefit Plan.
[d] The FirstMerit Corporation Executive Supplemental Retirement Plan. These amounts will be calculated by crediting Mr. Cochran with an additional two years of service (i.e. two years of service more than he actually has been credited with under this plan).
[e] The FirstMerit Corporation Amended and Restated Executive Deferred Compensation Plan.

The amounts distributable under Section 5.01[7] will be distributed subject to the terms and conditions of each plan in effect on the Termination Date and to any distribution elections Mr. Cochran has made as of the Effective Date, including, with respect to the plans described in Sections 5.01[7][c], [d] and [e], any election made under (and subject to the restrictions and limits of) any applicable transition rule described in Section XI, C of the Preamble to Proposed Treasury Regulations 1.409A-1, et. seq.; provided that any amount subject to Code §409A, which would otherwise be payable on account of a termination of employment or separation from service will not be paid before the first day of the seventh month after the Termination Date.
5.02 Termination of Employment Before Expiration of Term for Death, Disability, or any Other Reason Other Than by the Corporation for Cause or by Mr. Cochran Without Good Reason. If, before the expiration of the Term on January 1, 2007, Mr. Cochran’s employment terminates for death, Disability, or for any other reason other than a termination by the Corporation for Cause (as defined in Section 5.08[1]) or a termination by Mr. Cochran without Good Reason (as defined in Section 5.08[3]), then, subject to the execution and non-revocation of the General Release by Mr. Cochran or, if applicable, his representative, he (or, if applicable, his beneficiary) will be entitled to the payments and benefits described in (and subject to the terms of) Section 5.01.
5.03 Termination of Employment Before Expiration of Term by the Corporation for Cause or by Mr. Cochran Without Good Reason. If, before the expiration of the Term on January 1, 2007, Mr. Cochran’s employment is terminated by the Corporation for Cause or by Mr. Cochran without Good Reason, then Mr. Cochran (or, if applicable, his beneficiary) will be entitled to:
[1] The payments described in Section 5.01[1][a] and any benefits he has earned under the employee benefit plans and programs described in Section 3.02 (but without regard to the additional service credits described in Section 5.01[7][d]).
[2] Retain the Executive Life Insurance Policy (although Mr. Cochran will be solely responsible for all premiums due after the Termination Date).
[3] All of Mr. Cochran’s outstanding stock options will be exercisable and the restrictions on his shares of restricted stock will lapse to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreements through which they were granted.
5.04 Effect of Other Severance Benefits. Regardless of any other provision of this Agreement and except as specifically provided in this Agreement, all amounts paid under this Article 5 will be in lieu of any amounts payable to Mr. Cochran from any broad-based severance program in which Mr. Cochran participates and, by signing this Agreement, Mr. Cochran specifically waives any rights to receive any amounts from any broad-based severance program in which he participates.

5.05 Effect of Multiple Termination Events. Except as provided otherwise in this Agreement, Mr. Cochran will receive the benefits and payments attributable to the first termination event to occur, the effects of which are described in this Article 5.
5.06 Excess Parachute Payments.
[1] In the event that any amount or benefit paid or distributed to Mr. Cochran under this Agreement, taken together with any amounts or benefits otherwise paid or distributed to Mr. Cochran by the Corporation or any affiliated company (collectively, the “Covered Payments”), are or become subject to the tax (“Excise Tax”) imposed under Code §4999, or any similar tax that may hereafter be imposed, the Corporation will pay to Mr. Cochran at the time specified in this Section 5.06 an additional amount (“Excise Tax Reimbursement”) so that the net amount retained by Mr. Cochran with respect to the Covered Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income or employment tax and Excise Tax on the Excise Tax Reimbursement provided for by this Section 5.06, but before deduction for any Federal, state or local income or employment tax withholding on the Covered Payments, will be equal to the amount of the Covered Payments.
[2] For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of the Excise Tax:
[a] Covered Payments will be treated as “parachute payments” within the meaning of Code §280G, and all “parachute payments” in excess of the “base amount” (as defined under Code §280G(b)(3)) will be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Corporation’s independent certified public accountants appointed before the date upon which the change in control (as defined in Code §280G) became effective or tax counsel selected by those accountants (the “Accountants”), the Corporation has a reasonable basis to conclude that Covered Payments (in whole or in part) either do not constitute “parachute payments” or represent reasonable compensation for personal services actually rendered (within the meaning of Code §280G(b)(4)(B)) in excess of the “base amount,” or “parachute payments” are otherwise not subject to the Excise Tax; and
[b] The value of any non-cash benefits or any deferred payment or benefit will be determined by the Accountants in accordance with the principles of Code §280G.
[3] For purposes of determining the amount of the Excise Tax Reimbursement, Mr. Cochran will be deemed to pay:
[a] Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Excise Tax Reimbursement is to be made net of the maximum reduction in Federal income taxes which could be obtained from the deduction of any state or local taxes if paid in that year and calculated as provided in Section 5.06[3][b]; and

[b] Any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Excise Tax Reimbursement is to be made.
[4] If the Excise Tax is subsequently determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service (“IRS”) to be less than the amount taken into account in calculating the Excise Tax Reimbursement made, Mr. Cochran will repay to the Corporation, at the time that the amount of the Excise Tax is finally determined, the portion of the prior Excise Tax Reimbursement that would not have been paid if the proper amount of the Excise Tax had been applied in initially calculating the Excise Tax Reimbursement, plus interest on the amount of that repayment at the rate provided in Code §1274(b)(2)(B). However, any portion of the Excise Tax Reimbursement to be refunded to the Corporation that has been paid to any Federal, state or local tax authority, will not be required to be repaid until it has actually been credited or refunded to Mr. Cochran, and interest payable to the Corporation will not exceed interest received or credited to Mr. Cochran by the tax authority for the period it held that amount. Mr. Cochran and the Corporation will mutually agree upon the course of action to be pursued (and the method of allocating the expenses of that action) if Mr. Cochran’s good faith claim for refund or credit is denied.
[5] If the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the IRS to exceed the amount taken into account at the time the Excise Tax Reimbursement is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Excise Tax Reimbursement), the Corporation will make an additional Excise Tax Reimbursement in respect of that excess (plus any interest or penalty payable with respect to that excess) at the time that the amount of that excess is finally determined.
[6] The Excise Tax Reimbursement described in Section 5.06[1] will be paid to Mr. Cochran not later than ten business days following the payment of the Covered Payments. If the amount of the Excise Tax Reimbursement cannot be finally determined on or before the date the Covered Payments are due, the Corporation will pay to Mr. Cochran the Excise Tax Reimbursement within ten days after the amount of the Excise Tax Reimbursement is finally determined by the Accountants.
5.07 Notice of Termination. Any purported termination of employment by the Corporation or by Mr. Cochran (other than due to Mr. Cochran’s death) must be communicated by written Notice of Termination to the other Party. For purposes of this Agreement, a “Notice of Termination” means a notice that indicates the specific termination provision in this Agreement relied upon and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. The Corporation may terminate Mr. Cochran’s employment [1] for Cause as described in Section 5.08[1] or [2] without Cause to be effective 90 days after the written notice is delivered to Mr. Cochran but not later than January 1, 2007. Mr. Cochran may terminate his employment, with or without Good Reason, to be effective 90 days after the written notice is delivered to the Corporation but not later than January 1, 2007. However, any Notice of Termination that cites a reason that may be cured will be deemed to not have been given if the condition cited is corrected within the 90 day (or shorter) period described in the preceding sentence.
5.08 Definitions.
[1] “Cause” means the termination of Mr. Cochran’s employment by the Corporation for any of the following reasons:
[a] Conviction of, or plea of guilty or nolo contendere to, a felony, whether or not affecting the Corporation or any Group Member.
[b] Disclosure to unauthorized persons of material information of the Corporation or any Group Member which is believed by the Board, acting in good faith, to be confidential; provided, that a disclosure will not be considered “Cause” to the extent that [i] it is required pursuant to a court order or subpoena from an appropriate regulatory agency or otherwise required by law or regulation, [ii] it is made by Mr. Cochran in the ordinary course of business within the scope of his authority or [iii] it is in the context of a dispute between Mr. Cochran and the Corporation or any Group Member and limited to the court or arbitrator considering the dispute, legal counsel and the other parties to the dispute. In addition, it will not be “Cause” for Mr. Cochran to provide truthful testimony regarding the Corporation or any Group Member to governmental or regulatory authorities and any disclosure that does not constitute “Cause” will be deemed not to violate Section 6.01.
[c] Engagement (in connection with the business of the Corporation or any Group Member) in illegal conduct or in gross misconduct, in either case, that causes material financial or material reputational harm to the Corporation or any Group Member.
[d] Failure to perform substantially Mr. Cochran’s responsibilities as the Chairman and Chief Executive Officer of the Corporation in accordance with Article 2 of this Agreement, after demand for substantial performance has been given by the Board that specifically identifies how Mr. Cochran has not substantially performed his responsibilities in accordance with Article 2 of this Agreement. “Cause” does not, however, include any failure after the Corporation gives a notice of a termination without Cause or Mr. Cochran gives notice of a termination for Good Reason.
[e] Material breach of the Corporation’s written code of conduct and business ethics. However, to the extent the breach is curable, the Corporation must give Mr. Cochran notice and a reasonable opportunity to cure as described in Section 5.07.
[f] Attempt to obstruct or willful failure to cooperate with any investigation authorized by the Board or any governmental or regulatory agency.

[g] Being subject to the prohibitions of Section 19(a)(1) of the Federal Deposit Insurance Act.
However, Cause will not arise solely because Mr. Cochran is absent from active employment during periods of paid time-off, consistent with the Corporation’s applicable paid-time-off policy, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a disability or other period of absence initiated by Mr. Cochran and approved by the Corporation.
[2] “Disability” means Mr. Cochran’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period beyond expiration of the Term on January 1, 2007, as determined by Mr. Cochran’s physician.
[3] “Good Reason” means the termination of Mr. Cochran’s employment by Mr. Cochran for any of the following reasons:
[a] Reduction in Mr. Cochran’s Base Salary without his consent; or
[b] Involuntary discontinuance of Mr. Cochran’s participation in any employee benefit plans maintained by the Corporation, other than [i] by reason of legal restrictions or limitations or [ii] as required by applicable law; or
[c] Failure by the Corporation to obtain an assumption of the Corporation’s obligations under this Agreement by any successor to the Corporation, regardless of whether that entity becomes a successor to the Corporation as a result of a merger, consolidation, sale of assets of the Corporation or other form of reorganization; or
[d] Termination of employment by the Corporation which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5.07; or
[e] A material breach of this Agreement by the Corporation, which breach is not corrected within the time prescribed pursuant to Section 5.07 after Mr. Cochran notifies the Corporation in writing of his intent to terminate employment due to that material breach.
However, it is specifically understood that none of the events contemplated by the Agreement (including those described in Section 2.01) constitutes “Good Reason” either under this Agreement or under the Prior Employment Agreement.
[4] “Termination Date” means the earlier of [a] January 1, 2007, [b] the date specified in the Notice of Termination provided pursuant to Section 5.07, [c] Mr. Cochran’s death, or [d] Mr. Cochran’s Disability.

ARTICLE 6 POST-TERMINATION OBLIGATIONS
6.01 Non-Disclosure of Confidential Information. Mr. Cochran expressly covenants and agrees that, during and after the Term, he will not reveal, divulge or make known to any person, firm, company or corporation any Confidential Information without the prior express written consent of the Corporation. “Confidential Information” shall mean financial information about the Corporation or any of its affiliates, strategies and techniques, trade secrets, contract terms with vendors and suppliers, supplier lists and data, and such other confidential, proprietary, or sensitive information concerning or relating to the Corporation, any Group Member or any of their respective affiliates or any third party that has disclosed or provided any of the same to the Corporation on a confidential basis. Confidential Information shall not include [1] any information which was or becomes generally available to the public other than as a result of a wrongful disclosure by Mr. Cochran, or [2] any information disclosed by Mr. Cochran which he reasonably and in good faith believes is required for the performance of his duties under this Agreement, or [3] any information compelled to be disclosed by applicable law; provided that Mr. Cochran, to the extent not prohibited from so doing by applicable law, will give the Corporation prior written notice of the information to be so disclosed pursuant to clause [3] of this sentence as far in advance of its disclosure as may be practical, will disclose no more information than is required and will cooperate with any attempts by the Corporation or any Group Member to obtain a protection order or similar treatment.
6.02 Return of Materials. Mr. Cochran agrees [1] to deliver or return to the Corporation upon termination or expiration of this Agreement all written Confidential Information furnished by the Corporation or any Group Member or prepared by Mr. Cochran in connection with his services hereunder and [2] that he will not retain any copies of any of the materials described in Section 6.02[1]. In addition, upon Mr. Cochran’s termination of employment for any reason, he agrees to immediately return to the Corporation all property of the Corporation or any Group Member which is in his possession, including, but not limited to, memoranda, books, papers, computer files, laptops, credit cards and keys.
6.03 Non-Competition. During the Term and for a period of 24 months after Mr. Cochran’s termination of employment, regardless of whether that termination is by the Corporation with or without Cause or Mr. Cochran with or without Good Reason, Mr. Cochran will not (except as an officer, director, employee, agent or consultant of the Corporation) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant or in any other individual or representative capacity whatsoever, or use or permit his name to be used in connection with, or be otherwise connected in any manner with any business or enterprise that is actively engaged in any business which is in competition with the Corporation or any Group Member in any geographic area in which the Corporation or any Group Member does business on the Termination Date. However, this section will not prohibit the ownership by Mr. Cochran of not more than one percent of any class of securities of any corporation whose securities are registered pursuant to the Securities Exchange Act of 1934, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market and that ownership represents a passive investment and that neither Mr. Cochran nor any group of persons including Mr. Cochran in any way, either directly or indirectly, manages or exercises control of the corporation, guarantees any of its financial obligations, otherwise takes part in its business other than exercising his rights as a shareholder, or seeks to do any of the foregoing.
6.04 Non-Disparagement. Mr. Cochran and the Corporation (on its behalf and in behalf of each other Group Member) agree that he or it will not make any disparaging remarks about the other, provided that neither Mr. Cochran nor the Corporation will be precluded from making any remarks in any legally required communication in the course of any legal proceeding.
6.05 Injunctive Relief. Mr. Cochran acknowledges that it is impossible to measure in money the damages that will accrue to the Corporation by reason of Mr. Cochran’s failure to observe any of the obligations imposed on him by this Article 6. Accordingly, if the Corporation institutes an action to enforce the provisions hereof, Mr. Cochran hereby waives the claim or defense that an adequate remedy at law is available to the Corporation, and Mr. Cochran agrees not to urge the claim or defense that a remedy at law exists. Also, if a final determination is made by a court having competent jurisdiction that the time or territory or any other restriction contained in Section 6.03 is an unenforceable restriction on Mr. Cochran’s activities, the provisions of Section 6.03 will not be rendered void but will be deemed amended to apply the maximum time and territory and other restrictions the court judicially determines or otherwise indicates to be reasonable.
ARTICLE 7 INDEMNIFICATION
To the extent permitted by law, the Corporation will indemnify Mr. Cochran pursuant to the terms of the Indemnification Agreement, dated April 12, 1995, by and between the Corporation and Mr. Cochran and the Corporation’s Articles of Incorporation and Code of Regulations. In addition, while employed by the Corporation and for six years after the Termination Date, the Corporation will cause Mr. Cochran to be covered by a directors’ and officers’ liability insurance policy at least to the same extent as other persons then serving as directors or executive officers of the Corporation. This Article 7 will survive any termination of this Agreement or of Mr. Cochran’s employment.
ARTICLE 8 ASSIGNMENT OF AGREEMENT
8.01 Except as specifically provided in this section, the Corporation may not assign this Agreement to any person or entity that is not a Group Member. However, this Agreement may and will be assigned or transferred to, and will be binding upon and inure to the benefit of, any successor of the Corporation, in which case this Agreement will be interpreted and applied by substituting that successor for the “Corporation” under the terms of this Agreement. For these purposes, “successor” means any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or the business of the Corporation.
8.02 Because the services to be provided by Mr. Cochran to the Corporation under this Agreement are personal to him, Mr. Cochran may not assign the duties allocated to him under this Agreement to any other person or entity. However, this Agreement will inure to the benefit of and be enforceable by Mr. Cochran’s personal or legal representatives, executors and administrators, successors, heirs, distributees, devisees, and legatees to the extent of any amounts payable to Mr. Cochran that are due to Mr. Cochran upon his death.
ARTICLE 9 DISPUTE RESOLUTION
9.01 Except as provided in the penultimate sentence of this section and Section 6.05, any disagreement arising under this Agreement that is not resolved by agreement between the Parties, including the basis on which Mr. Cochran’s employment is terminated, will be resolved by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator will be final, conclusive and nonappealable and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitrator must be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by the Corporation and Mr. Cochran. If the Corporation and Mr. Cochran fail to agree on an arbitrator, each must designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and these persons will select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. Any arbitration relating to this Agreement will be held in Summit County, Ohio. Regardless of the scope of this section, the Parties agree that nothing in this section prevents either Party from seeking injunctive or other equitable relief if there is a breach or threatened breach of any provision of this Agreement. Also, if otherwise due, payments not being contested under the procedures described in this paragraph will not be deferred during the pendency of procedures described in this section.
9.02 The Corporation will bear the arbitrator’s fee and other costs associated with any arbitration, unless the arbitrator, acting under Federal Rule of Civil Procedure 54(b), elects to award these fees to the Corporation.
ARTICLE 10 RELEASES, WAIVERS AND REVOCATION RIGHTS
10.01 Release. In consideration of receipt of the payments and benefits set forth herein, Mr. Cochran does hereby fully and forever surrender, release, acquit and discharge the Corporation, and its principals, stockholders, directors, officers, agents, administrators, insurers, subsidiaries, affiliates, employees, successors, assigns, related entities, and legal representatives, personally and in their representative capacities, and each of them (collectively, “Released Parties”), of and from any and all claims for costs of attorneys’ fees, expenses, compensation, and all losses, demands and damage of whatsoever nature or kind in law or in equity, whether known or unknown, including without limitation those claims arising out of, under, or by reason of Mr. Cochran’s employment with the Corporation or any Group Member, Mr. Cochran’s relationship with the Corporation or any Group Member and/or the termination of Mr. Cochran’s employment relationship and any and all claims which were or could have been asserted in any charge, complaint, or related lawsuit. Without limiting the generality of the foregoing, Mr. Cochran specifically releases and discharges, but not by way of limitation, any obligation, claim, demand or cause of action based on, or arising out of, any alleged wrongful termination, breach of employment contract, breach of implied covenants of good faith and fair dealing, defamation, fraud, promissory estoppel, intentional or negligent infliction of emotional distress, discrimination based on age, pain and suffering, personal injury, punitive damages, and any and all claims arising from any alleged violation by the Released Parties of any federal, state, or local statutes, ordinances or common laws, including but not limited to the Ohio Civil Rights Act, including all provisions of the Ohio Revised Code concerning discrimination on the basis of age, the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or the Employee Retirement Income Security Act of 1974. This release of rights is knowing and voluntary. The Corporation acknowledges that Mr. Cochran does not release herein any rights or claims which may arise after the Effective Date of this Agreement nor any rights he has under this Agreement, any rights he may have regarding the enforcement of this Agreement, his rights under COBRA or his rights to indemnification.
10.02 Waiver of Right to Sue. Except for the Corporation’s promises and obligations contained in this Agreement, Mr. Cochran further agrees, promises and covenants that neither he, nor any person, organization, or any other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against the Corporation, involving any matter occurring in the past up to the Effective Date of this Agreement or involving any continuing effects of actions or practices which arose prior to the Effective Date of this Agreement or the termination of Mr. Cochran’s employment.
10.03 Older Workers’ Benefit Protection Act Waiver. Mr. Cochran has certain individual federal rights, which must be explicitly waived. Specifically, Mr. Cochran is protected by the ADEA from discrimination in employment because of his age. By executing this Agreement, Mr. Cochran waives these rights as to any past or current claims. Notwithstanding anything else in this Agreement, excluded from this Agreement are ADEA age claims that may arise after execution of this Agreement. In connection with the releases in Section 10.01 and waivers in Section 10.02 of any and all claims or disputes that Mr. Cochran has or may have on the date hereof, Mr. Cochran makes the following acknowledgements:
[1] By signing this Agreement, Mr. Cochran waives all claims against the Released Parties for discrimination based on age, including without limitation, any claim which arises under or by reason of a violation of the ADEA.
[2] In consideration of the releases, waivers and covenants made by Mr. Cochran under this Agreement, Mr. Cochran will be receiving the payments and other benefits in the amounts and manner described in Articles 3, 4 and 5 of this Agreement.
[3] Mr. Cochran represents and acknowledges that he has consulted with an attorney prior to executing this Agreement and Mr. Cochran has been given a period of at least twenty-one (21) days within which to consider whether or not to enter into this Agreement.
[4] Mr. Cochran understands that this Agreement shall be effective as of May 18, 2006 (“Effective Date”), provided that the Agreement is not revoked by Mr. Cochran within seven days after he signs the Agreement. For a period of seven days after he signs the Agreement, Mr. Cochran has the right to revoke and/or cancel this Agreement by the delivery of notice in writing of revocation and/or cancellation to the Corporation. In the event that Mr. Cochran does not revoke and/or cancel this Agreement during this period, this Agreement shall become effective on the Effective Date. In the event that Mr. Cochran revokes this Agreement, Mr. Cochran shall not be entitled to any of the consideration set out in this Agreement.
ARTICLE 11 MISCELLANEOUS
11.01 Notices. Any notices, consents, requests, demands, approvals or other communications to be given under this Agreement must be given in writing and must be sent by registered or certified mail, return receipt requested, to Mr. Cochran at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the lead Director of the Board at the Corporation’s principal offices.
11.02 Entire Agreement. This Agreement including Exhibit A attached hereto, supersedes any prior agreements or understandings, oral or written, between the Parties, or between Mr. Cochran and the Corporation, with respect to the subject matter described in this Agreement and Exhibit A, including the Prior Employment Agreement, and constitutes the entire agreement of the Parties with respect to any matter covered in this Agreement and Exhibit A.
11.03 Amendment and Modification. This Agreement may not be varied, altered, modified, canceled, changed or in any way amended except by written agreement of the Parties. However, by signing this Agreement, Mr. Cochran agrees, without any further consideration, to consent to any amendment necessary to avoid penalties under Code §409A.
11.04 Severability. If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will remain in full force and effect.
11.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile signatures will have the same legal effect as original signatures.
11.06 Tax Withholding. The Corporation will withhold from any benefits payable under this Agreement all federal, state, city or other taxes as required by any applicable law or governmental regulation or ruling. Except to the extent provided in Section 5.06, Mr. Cochran will be responsible for the payment of all taxes associated with any payments or benefits provided under this Agreement.
11.07 Beneficiaries. Mr. Cochran may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement that are unpaid when Mr. Cochran dies. This designation must be written and presented in a form acceptable to the Board or the Board’s designee, if appropriate, or in the form required by any affected benefit plan or program. Subject to any rules prescribed by the Board, its designee or the affected benefit plan or program, Mr. Cochran may make or change his designation at any time.
11.08 Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions described in this Agreement [1] will not constitute a waiver of that or any other term,

covenant or condition and [2] will not constitute a waiver or relinquishment of the Party’s right to insist subsequently on strict compliance of the affected (and all other) terms, covenants or conditions of this Agreement.
11.09 No Mitigation. In no event will Mr. Cochran be obligated to seek other employment or take any other action to mitigate the amounts payable to him under any of the provisions of this Agreement, nor will the amount of any payment hereunder be reduced by any compensation earned as result of Mr. Cochran’s employment by another employer, except that any continued welfare benefits provided for by Sections 5.01[4], [5] and [6] will not duplicate any benefits that are provided to Mr. Cochran and his family by any other employer and will be secondary to any coverage provided by that other employer to the extent permitted by law.
11.10 Governing Document. The terms of this Agreement will supersede and control over any conflicting language in any other agreement, plan, program or practice of the Corporation.
11.11 Applicable Law. To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.
11.12 Code §409A Fail Safe. Notwithstanding anything in this Agreement to the contrary, if payment of any amount or other benefit that is “deferred compensation” subject to Code §409A at the time otherwise specified in this Agreement would subject such compensation to additional tax pursuant to Code §409A(a)(1), the payment thereof shall be postponed to the earliest commencement date on which such amounts could be paid without incurring such additional tax. In the event a deferral of payment should be required, any payments that would have been made prior to such earliest commencement date but for Code §409A shall be accumulated and paid in a single lump sum on such earliest commencement date. If any benefits permitted or required under this Agreement are otherwise reasonably determined by the Corporation or Mr. Cochran to be subject for any reason to a material risk of additional tax pursuant to Code §409A(a)(1), the Corporation and Mr. Cochran agree to negotiate in good faith appropriate provisions to avoid such risk without materially changing the economic value of this Agreement to Mr. Cochran or the economic value or financial effect of this Agreement on the Corporation.
11.13 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
11.14 Survival of Mr. Cochran’s Rights. All of Mr. Cochran’s rights hereunder, including his rights to compensation and benefits, and his obligations under Article 6 hereof, shall survive the termination of Mr. Cochran’s employment and/or the termination of this Agreement.
11.15 Joint and Several Liability. The obligations of the Corporation and the Group Members to Mr. Cochran under this Agreement are joint and several.
11.16 Approvals. The Corporation represents and warrants to Mr. Cochran that it has taken all corporate action necessary to authorize this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement, as of June 6, 2006.
FIRSTMERIT CORPORATION

By:	/s/ Clifford J. Isroff	Date signed: June 6, 2006

Clifford J. Isroff

Title: Lead Director

MR. COCHRAN

By:	/s/ John R. Cochran	Date signed: June 6, 2006

John R. Cochran

EXHIBIT A
Status of Outstanding Equity Awards Under Transition Agreement Between FirstMerit
Corporation and John R. Cochran
Dated June 6, 2006

		Number of
		Shares		Exercise Period
		Subject to		Following
		Award and	Exercise	Mr. Cochran’s
Award Type	Grant Date	Vested	Price	Termination Date
Time-based NSOs	04/10/97	110,000	$20.31	Through 04/09/07
Time-based restricted stock	04/10/97	25,200	N/A	Restrictions lapse 01/01/07
Performance-based NSOs	03/19/98	40,000	$34.00	From 01/01/08 through 03/18/08
Time-based NSOs	03/19/98	80,000	$34.00	Through 03/18/08
Performance-based NSOs	02/18/99	40,000	$26.00	From 01/01/08 through 12/31/08
Time-based NSOs	02/18/99	80,000	$26.00	Through 02/17/09
Performance-based NSOs	02/17/00	40,000	$16.44	Through 12/31/07
Time-based NSOs	02/17/00	80,000	$16.44	Through 02/16/10
Time-based NSOs	01/18/01	67,300	$25.88	Through 01/17/11
Performance-based NSOs	02/15/01	40,000	$26.19	From 01/01/10 through 12/31/10
Time-based NSOs	02/15/01	80,000	$26.19	Through 02/14/11
Time-based NSOs	04/17/02	180,000	$29.26	Through 12/31/11
Time-based NSOs	04/16/03	150,000	$19.12	Through 12/31/11
Time-based NSOs	04/21/04	150,000	$23.52	Through 12/31/11
Time-based NSOs	04/20/05	150,000	$25.74	Through 12/31/11
Time-based NSOs	04/19/06	52,500	$24.28	Through 12/31/11
Time-based restricted stock	04/19/06	30,625	N/A	Restrictions lapse 01/01/07

EXHIBIT B
GENERAL RELEASE
This General Release (the “Agreement”) is made and entered into as of [___], by and between FirstMerit Corporation (“Corporation”), an Ohio Corporation, and John R. Cochran (“Mr. Cochran”) (collectively, the “Parties”).
ARTICLE I RELEASES, WAIVERS AND REVOCATION RIGHTS
1.01 Release. In consideration of receipt of the payments and benefits set forth in Article 5 of the Transition Agreement by and between the Corporation and Mr. Cochran, effective as of May 18, 2006 (“Transition Agreement”), Mr. Cochran does hereby fully and forever surrender, release, acquit and discharge the Corporation, and its principals, stockholders, directors, officers, agents, administrators, insurers, subsidiaries, affiliates, employees, successors, assigns, related entities, and legal representatives, personally and in their representative capacities, and each of them (collectively, “Released Parties”), of and from any and all claims for costs of attorneys’ fees, expenses, compensation, and all losses, demands and damage of whatsoever nature or kind in law or in equity, whether known or unknown, including without limitation those claims arising out of, under, or by reason of Mr. Cochran’s employment with the Corporation or any Group Member (as defined in the Transition Agreement), Mr. Cochran’s relationship with the Corporation or any Group Member and/or the termination of Mr. Cochran’s employment relationship and any and all claims which were or could have been asserted in any charge, complaint, or related lawsuit. Without limiting the generality of the foregoing, Mr. Cochran specifically releases and discharges, but not by way of limitation, any obligation, claim, demand or cause of action based on, or arising out of, any alleged wrongful termination, breach of employment contract, breach of implied covenants of good faith and fair dealing, defamation, fraud, promissory estoppel, intentional or negligent infliction of emotional distress, discrimination based on age, pain and suffering, personal injury, punitive damages, and any and all claims arising from any alleged violation by the Released Parties of any federal, state, or local statutes, ordinances or common laws, including but not limited to the Ohio Civil Rights Act, including all provisions of the Ohio Revised Code concerning discrimination on the basis of age, the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or the Employee Retirement Income Security Act of 1974. This release of rights is knowing and voluntary. The Corporation acknowledges that Mr. Cochran does not release herein any rights or claims which may arise after the Effective Date of this Agreement (as defined in Section 1.03 of this Agreement) nor any rights he has under the Transition Agreement, any rights he may have regarding the enforcement of the Transition Agreement, his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or his rights to indemnification.
1.02 Waiver of Right to Sue. Except for the Corporation’s promises and obligations contained in the Transition Agreement, Mr. Cochran further agrees, promises and covenants that neither he, nor any person, organization, or any other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against the Corporation, involving any matter occurring in the past up to the Effective Date of this Agreement or involving any continuing effects of actions or practices which arose prior to the Effective Date of this Agreement or the termination of Mr. Cochran’s employment.
1.03 Older Workers’ Benefit Protection Act Waiver. Mr. Cochran has certain individual federal rights, which must be explicitly waived. Specifically, Mr. Cochran is protected by the ADEA from discrimination in employment because of his age. By executing this Agreement, Mr. Cochran waives these rights as to any past or current claims. Notwithstanding anything else in this Agreement, excluded from this Agreement are ADEA age claims that may arise after execution of this Agreement. In connection with the releases in Section 1.01 and waivers in Section 1.02 of any and all claims or disputes that Mr. Cochran has or may have on the date hereof, Mr. Cochran makes the following acknowledgements:
[1] By signing this Agreement, Mr. Cochran waives all claims against the Released Parties for discrimination based on age, including without limitation, any claim which arises under or by reason of a violation of the ADEA.
[2] In consideration of the releases, waivers and covenants made by Mr. Cochran under this Agreement, Mr. Cochran will be receiving the payments and other benefits in the amounts and manner described in Article 5 of the Transition Agreement.
[3] Mr. Cochran represents and acknowledges that he has consulted with an attorney prior to executing this Agreement and Mr. Cochran has been given a period of at least twenty-one (21) days within which to consider whether or not to enter into this Agreement.
[4] Mr. Cochran understands that this Agreement shall be effective as of the Termination Date (as defined in the Transition Agreement) (“Effective Date”), provided that the Agreement is not revoked by Mr. Cochran within seven days after he signs the Agreement. For a period of seven days after he signs the Agreement, Mr. Cochran has the right to revoke and/or cancel this Agreement by the delivery of notice in writing of revocation and/or cancellation to the Corporation. In the event that Mr. Cochran does not revoke and/or cancel this Agreement during this period, this Agreement shall become effective on the Effective Date. In the event that Mr. Cochran revokes this Agreement, Mr. Cochran shall not be entitled to any of the consideration set out in Article 5 of the Transition Agreement.
ARTICLE 2 MISCELLANEOUS
2.01 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile signatures will have the same legal effect as original signatures.
2.02 Applicable Law. To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.

2.03 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement, as of ___, 200___.
FIRSTMERIT CORPORATION

By:		Date signed:

Title:

MR. COCHRAN

By:		Date signed:

John R. Cochran